The Tax-Exempt Fund of Maryland 1101 Vermont Avenue, N.W. Washington, DC 20005 Telephone (202) 842-5665
January 31, 2012
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$4,743
Class B	$40
Class C	$489
Class F1	$273
Class F2	$227
Total	$5,772

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2686
Class B	$0.2109
Class C	$0.2050
Class F1	$0.2595
Class F2	$0.2840

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	18,157
Class B	164
Class C	2,417
Class F1	1,104
Class F2	837
Total	22,679

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.39
Class B	$16.39
Class C	$16.39
Class F1	$16.39
Class F2	$16.39

The Tax-Exempt Fund of Virginia 1101 Vermont Ave., N.W. Washington, DC 20005 Telephone (202) 842-5665
January 31, 2012

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$6,024
Class B	$46
Class C	$511
Class F1	$494
Class F2	$334
Total	$7,409

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2840
Class B	$0.2225
Class C	$0.2168
Class F1	$0.2743
Class F2	$0.2982

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	21,879
Class B	191
Class C	2,343
Class F1	1,892
Class F2	1,256
Total	27,561

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$17.30
Class B	$17.30
Class C	$17.30
Class F1	$17.30
Class F2	$17.30